UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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J. Alexander’s Corporation
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FOR IMMEDIATE RELEASE	CONTACT:	R. Gregory Lewis
615-269-1900

J. ALEXANDER’S CORPORATION CONFIRMS RECEIPT OF DIRECTOR
NOMINATIONS FROM PRIVET FUND

NASHVILLE, TN, February 6, 2012 – J. Alexander’s Corporation (NASDAQ:JAX), a leading operator of upscale casual dining restaurants, today acknowledged that Privet Fund, LP, which as part of a group has disclosed beneficial ownership of approximately 12.6% of the outstanding shares of the Company’s common stock, submitted to the Company a notice of nomination of four director candidates for election to the Company’s Board of Directors at the Company's 2012 Annual Meeting of Shareholders.  If Privet does solicit votes for these four individuals, it would constitute a move to replace the entire board, which consists of four seats.

The Company is reviewing Privet’s notice for compliance with the Company’s governing documents and applicable law.

"The Company’s Board of Directors and management team are committed to acting in the best interests of the Company and all its shareholders, and we are always receptive to productive dialogue with our shareholders,” said Lonnie J. Stout II, Chairman, President and Chief Executive Officer of J. Alexander’s Corporation.

“However, Privet has failed to discuss with the Company any constructive ideas or suggestions about any actions that the Company should or should not take which would benefit the Company.  In addition, we are concerned with Privet’s attempt to take control of the Company without paying a full and fair price to all of the Company’s shareholders.

“Since the J. Alexander’s concept was created in 1991, our culture has been uniquely characterized by individuals who have consistently worked to deliver outstanding food and service in our restaurants.  We know that our culture cannot be replicated by those who do not share our passion for taking care of our guests.  The Company’s Board and management team remain sharply focused on carrying out our mission, which includes building value for all shareholders.”

Stout said the Company’s Board is comprised of four highly-qualified and experienced directors, three of whom are independent.  The directors are proven business leaders with a broad range of management, financial, and operational experience, as well as expertise in other areas important to J. Alexander’s business.  Members of the board and their affiliates own an aggregate of approximately 6.4 % of the outstanding shares of the Company’s common stock.

About J. Alexander’s

J. Alexander’s Corporation (NASDAQ: JAX) operates 33 J. Alexander’s restaurants in thirteen states: Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. The Company’s menus feature a wide selection of American classics, including steaks, prime rib of beef and fresh seafood, as well as a large assortment of interesting salads, sandwiches and desserts. J. Alexander’s also has a full-service bar that features an outstanding selection of wines by the glass and bottle.

J. Alexander’s Corporation is headquartered in Nashville, Tennessee.

This press release may contain forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors which are discussed in detail in the Company’s filings made with the Securities and Exchange Commission and other communications.

Important Additional Information and Where to Find It

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with matters to be considered at the Company’s 2012 Annual Meeting of Shareholders. The Company plans to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement in connection with its 2012 Annual Meeting of Shareholders. The proxy statement will contain important information about the Company, the Annual Meeting and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K for the year ended January 2, 2011, filed with the SEC on April 4, 2011, the definitive proxy statement filed with the SEC by the Company on April 20, 2011, and the Company’s Quarterly Reports on Form 10-Q for the first three quarters of the 2011 fiscal year filed on November 16, 2011, August 17, 2011 and May 18, 2011, respectively.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov or at the Company’s web site at www.jalexanders.com/thecompany.php.

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The following is a communication delivered to employees of J. Alexander’s Corporation on February 6, 2012:

February 6, 2012

All J. Alexander’s Employees:

This morning we made a news release stating that we received a letter from one of our shareholders, Privet Fund LP, stating its intention to nominate four candidates to the J. Alexander’s Board of Directors at our 2012 Annual Meeting of Shareholders. Our Board will address this effort in due course.

Our Board and management team are firmly committed to enhancing shareholder value and will continue to make decisions that are in the best interest of the Company and its shareholders.  Since the J. Alexander’s concept was created in 1991, our culture has been uniquely characterized by individuals such as you who have consistently worked to deliver outstanding food and service in our restaurants.  We know that our culture cannot be replicated by those who do not share our passion for taking care of our guests.

We will appreciate your support and strongly encourage you to perform your responsibilities in a business as usual manner.  The most important thing we can do is remain focused on our commitment to providing our guests the dining experience they’ve come to expect from J. Alexander’s.

Today’s announcement may generate interest from the media and other third parties and it is important for us to speak with one voice.  If you receive any inquiries from the media or other questions from outside the Company, please forward them to Greg Lewis, glewis@jalexanders.com.

Because there are various legal requirements associated with shareholder nominations and the election of directors, it is very important that we avoid emails, blog postings or other social media on this topic. Please don’t hesitate to contact Greg Lewis if you have any questions.

I'm incredibly grateful for your dedication and service.

Sincerely,

Lonnie J. Stout II

Chairman, President and Chief Executive Officer

Important Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement in connection with its 2012 Annual Meeting of Shareholders. The proxy statement will contain important information about the Company, the Annual Meeting and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov or at the Company’s web site at www.jalexanders.com/thecompany.php.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with matters to be considered at the Company’s 2012 Annual Meeting of Shareholders. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K for the year ended January 2, 2011, filed with the SEC on April 4, 2011, the definitive proxy statement filed with the SEC by the Company on April 20, 2011, and the Company’s Quarterly Reports on Form 10-Q for the first three quarters of the 2011 fiscal year filed on November 16, 2011, August 17, 2011 and May 18, 2011, respectively.

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